Exhibit 16.3

PMB + Helin Donovan

           CONSULTANTS & CERTIFIED PUBLIC ACCOUNTANTS

           www.pmbhd.com

        October 24, 2007

        U.S. Securities and Exchange Commission

        Office of the Chief Accountant

        100 F Street, NE

        Washington, D.C. 20549

        Re:    American Radio Empire, Inc.

                  File No. 000-29147

        Dear Sir or Madam:

        We have read Item 4.01 of Form 8-K of American Radio Empire, Inc. dated April 13, 2007, and agree with the statements concerning our Firm contained therein.

        Very truly yours,

        /s/ PMB Helin Donovan, LLP

PMB HELIN DONOVAN, LLP ● A MEMBER OF RUSSELL BEDFORD INTERNATIONAL
SAN FRANCISCO, CALIFORNIA 50 Francisco Street, Suite 120 San Francisco, CA 94133 tel (415) 399-1330 fax (415) 399-9212	ORANGE COUNTY, CALIFORNIA 18301 Von Karman Avenue, Suite 430 Irvine, CA 92612 tel (949) 724-9564 fax (949) 724-9860	AUSTIN, TEXAS 5918 West Courtyard, Suite 400 Austin, TX 78730 tel (512) 258-9670 fax (512) 258-5895	HOUSTON, TEXAS 5847 San Felipe, Suite 3210 Houston, TX 77057 tel (713) 426-3500 fax (713) 426-3553